Exhibit 10.1

AMENDMENT NO. 4 TO THE CREDIT AGREEMENT

AMENDMENT NO. 4 TO THE CREDIT AGREEMENT (this “Amendment”), dated as of April 27, 2012 among CATALENT PHARMA SOLUTIONS, INC., a Delaware corporation (the “Borrower”), PTS INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company (“Holdings”), MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent and Swing Line Lender and each lender party hereto.

PRELIMINARY STATEMENTS:

(1) The Borrower, Holdings, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Collateral Agent and Swing Line Lender, Bank of America, N.A., as L/C Issuer, the other lenders party thereto and the other agents party thereto have entered into a Credit Agreement dated as of April 10, 2007 (as the same may have been amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement (as amended by this Amendment).

(2) Section 2.19 of the Credit Agreement provides that Refinancing Term Loans may be provided with the consent of only the Lenders agreeing to make such Refinancing Term Loans.

(3) The Borrower has requested that the Refinancing Dollar Term-2 Lenders (as defined in Exhibit A) provide to the Borrower the Refinancing Dollar Term-2 Loans (as defined in Exhibit A) pursuant to Section 2.19 of the Credit Agreement on the Amendment No. 4 Effective Date (as defined below), in an aggregate principal amount of up to $205,000,000 of the Refinancing Dollar Term-2 Loans having identical terms with, and having the same rights and obligations under the Credit Agreement as, the outstanding Dollar Term-2 Loans.

(4) The proceeds of the Refinancing Dollar Term-2 Loans will be used to refinance in full the Non-Extended Dollar Term-1 Loans.

(5) Morgan Stanley Senior Funding, Inc. has agreed to act as the sole lead arranger for the Refinancing Dollar Term-2 Loans. The Refinancing Dollar Term-2 Lenders have agreed to enter into this Amendment to establish the Refinancing Dollar Term-2 Loans upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the Amendment No. 4 Effective Date (as hereinafter defined) and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

(a) The Credit Agreement is, effective as of the Amendment No. 4 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

(b) Schedule 2.01(a)(i) and Schedule 2.01(a)(ii) to the Credit Agreement is each hereby deleted in its entirety and replaced with Schedule 2.01(a)(i) and Schedule 2.01(a)(ii), respectively, to this Amendment.

SECTION 2. Conditions of Effectiveness to Amendment No. 4. Section 1 of this Amendment shall become effective on the date (the “Amendment No. 4 Effective Date”) when, and only when, the following conditions shall have been satisfied:

(a) The Administrative Agent shall have received counterparts of this Amendment executed by each Loan Party and each of the Refinancing Dollar Term-2 Lenders or, as to any of the Refinancing Dollar Term-2 Lenders, written evidence reasonably satisfactory to the Administrative Agent that such Lender has executed this Amendment.

(b) The Administrative Agent shall have received evidence that all reasonable fees and expenses of the Administrative Agent for which reasonably detailed invoices have been presented (including the reasonable fees and expenses of Shearman & Sterling LLP) shall have been paid.

(c) The Administrative Agent shall have received a certificate of the Borrower dated as of the Amendment No. 4 Effective Date signed on behalf of the Borrower by a Responsible Officer of the Borrower, certifying on behalf of the Borrower that, (1) the representations and warranties of the Borrower contained in Article V of the Credit Agreement and in any other Loan Document, are true and correct in all material respects on and as of the Amendment No. 4 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (2) no Default or Event of Default has occurred and is continuing, or would immediately result from the occurrence of the Amendment No. 4 Effective Date.

(d) The Administrative Agent shall have received (1) certificates of incumbency and certified copies of the resolutions of the Board of Directors of each Loan Party approving this Amendment and the matters contemplated hereby and (2) the certificate of incorporation or formation and the bylaws or limited liability company agreement of each Loan Party or as to any such Loan Party, a certificate that such constitutive documents of such Loan Party have not changed since February 27, 2012.

(e) The Administrative Agent shall have received a favorable opinion of Simpson Thacher & Bartlett LLP, New York counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

(f) Each Lender shall have received, if requested at least two Business Days in advance of the Amendment No. 4 Effective Date, a Note payable to the order of such Lender duly executed by the Borrower in substantially the form of Exhibit C-1 to the Credit Agreement.

(g) The Administrative Agent shall have received by wire transfer of immediately available funds, for the ratable benefit of each Refinancing Dollar Term-2 Lender party hereto, an upfront fee in an amount equal to 1.0% of the aggregate principal amount of Refinancing Dollar Term-2 Loans funded on the Amendment No. 4 Effective Date (it being understood that such fee may take the form of original issue discount on the aggregate principal amount of the Refinancing Dollar Term-2 Loans funded on the Amendment No. 4 Effective Date).

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SECTION 3. Representations and Warranties. Each Loan Party represents and warrants to the Agents and the Lenders that:

(a) Each Loan Party and each of its Subsidiaries (i) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to execute and deliver this Amendment and perform its obligations under this Amendment and the Loan Documents to which it is a party.

(b) The execution and delivery by each Loan Party of this Amendment and the performance under this Amendment and the Loan Documents to which such Person is a party, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii)(x), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(c) No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment.

(d) This Amendment has been duly executed and delivered by each Loan Party that is party hereto. This Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party that is party hereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 4. Reference to and Effect on the Credit Agreement and the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies

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and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Security Agreement) and confirms that such liens and security interests continue to secure the Obligations under the Loan Documents, subject to the terms thereof and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations pursuant to the Guaranty.

SECTION 5. Costs and Expenses. The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.04 of the Credit Agreement.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic delivery (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CATALENT PHARMA SOLUTIONS, INC.

By:	/s/ Matthew Walsh
Name:	Matthew Walsh
Title:	Senior Vice President and Chief Financial Officer

PTS INTERMEDIATE HOLDINGS LLC

By:	/s/ Matthew Walsh
Name:	Matthew Walsh
Title:	Chief Financial Officer and Treasurer

CATALENT USA WOODSTOCK, INC.

By:	/s/ Matthew Walsh
Name:	Matthew Walsh
Title:	Senior Vice President and Chief Financial Officer

CATALENT USA PACKAGING, LLC

By:	/s/ Matthew Walsh
Name:	Matthew Walsh
Title:	Senior Vice President and Chief Financial Officer

CATALENT PHARMA SOLUTIONS, LLC

By:	/s/ Matthew Walsh
Name:	Matthew Walsh
Title:	Senior Vice President and Chief Financial Officer

R.P. SCHERER TECHNOLOGIES, LLC

By:	/s/ Matthew Walsh
Name:	Matthew Walsh
Title:	Treasurer

GLACIER CORPORATION

By:	/s/ Matthew Walsh
Name:	Matthew Walsh
Title:	Treasurer

CATALENT US HOLDING I, LLC by Catalent Pharma Solutions, Inc., its Sole Member

By:	/s/ Samrat S. Kichi
Name:	Samrat S. Kichi
Title:	Sr. VP, General Counsel and Secretary

CATALENT US HOLDING II, LLC by Catalent Pharma Solutions, Inc., its Sole Member

By:	/s/ Samrat S. Kichi
Name:	Samrat S. Kichi
Title:	Sr. VP, General Counsel and Secretary

CATALENT CTS HOLDINGS, INC.

By:	/s/ Matthew Walsh
Name:	Matthew Walsh
Title:	Chief Financial Officer

CATALENT CTS INFORMATICS, INC.

By:	/s/ Matthew Walsh
Name:	Matthew Walsh
Title:	Chief Financial Officer

CATALENT CTS INTERMEDIATE HOLDINGS, INC.

By:	/s/ Matthew Walsh
Name:	Matthew Walsh
Title:	Chief Financial Officer

CATALENT CTS, INC.

By:	/s/ Matthew Walsh
Name:	Matthew Walsh
Title:	Chief Financial Officer

CATALENT CTS (KANSAS CITY), LLC

By:	/s/ Matthew Walsh
Name:	Matthew Walsh
Title:	Chief Financial Officer

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By:	/s/ Stephen B. King
Name:	Stephen B. King
Title:	Vice President

Schedule 2.01(a)(i)

Extended Dollar Term-1 Loans: On file with the Administrative Agent

Schedule 2.01(a)(ii)

Dollar Term-2 Loans: On file with the Administrative Agent

Schedule 2.01

Refinancing Dollar Term-2 Loans: On file with the Administrative Agent

Exhibit A

Amendments of the Credit Agreement

TABLE OF CONTENTS

Page

ARTICLE I

Definitions and Accounting Terms

SCHEDULES

1	Guarantors
1.01A	Certain Security Interests and Guarantees
1.01B	Unrestricted Subsidiaries
1.01C	Mandatory Cost
1.01D	Excluded Subsidiaries
2.01(a)(i)	Dollar Term-1 Commitment
2.01(a)(ii)	Dollar Term-2 Commitment
2.01(b)	Euro Term Commitment
2.01(c)	Revolving Credit Commitment
2.03(a)(ii)(B)	Certain Letters of Credit

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 10.19.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of June 1, 2011 among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means June 1, 2011.

“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of February 17, 2012, among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” has the meaning specified in Amendment No. 2. For the avoidance of doubt, the Amendment No. 2 Effective Date constitutes an Incremental Facility Closing Date hereunder.

“Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of February 27, 2012 among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3 Effective Date” means February 27, 2012.

“Amendment No. 4” means Amendment No. 4 to this Agreement, dated as of April 27, 2012, among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 4 Effective Date” means April 27, 2012.

“Applicable Rate” means:

(a) in respect of the Non-Extended Dollar Term-1 Facility and Non-Extended Euro Term Facility, a percentage per annum equal to the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	Total Leverage Ratio	Eurocurrency Rate for Non-Extended Dollar Term-1 Loans and Non-Exten	Base Rate for Non-Extended Dollar Term-1 Loans and Non-Exten

Undertakings. The grant of a security interest in any Securitization Assets of the Borrower or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under this Agreement prior to engaging in any Securitization Financing shall not be deemed a Qualified Securitization Financing.

“Qualifying IPO” means the issuance by Holdings, any Intermediate Holding Company, any direct or indirect parent of Holdings or the Borrower of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Refinancing Dollar Term-2 Borrowing” means a borrowing pursuant to Section 2.01(a)(iii) consisting of Refinancing Dollar Term-2 Loans of the same Type made by the Refinancing Dollar Term-2 Lenders and, in the case of Eurocurrency Rate Loans, having the same Interest Period. A Refinancing Dollar Term-2 Borrowing shall constitute a Dollar Term-2 Borrowing for purposes of any Committed Loan Notice therefor and immediately after the funding thereof, for all purposes.

“Refinancing Dollar Term-2 Commitment” means, in respect of each Refinancing Dollar Term-2 Lender that is a Refinancing Dollar Term-2 Lender on the date hereof, the amount set forth opposite such Lender’s name on Schedule 2.01 to Amendment No. 4 under the caption “Refinancing Dollar Term-2 Commitment”.

“Refinancing Dollar Term-2 Lender” means, at any time, any Lender that has a Refinancing Dollar Term-2 Commitment or a Refinancing Dollar Term-2 Loan at such time. Immediately after the funding of the Refinancing Dollar Term-2 Loans, a Refinancing Dollar Term-2 Lender shall constitute a Dollar Term-2 Lender for all purposes.

“Refinancing Dollar Term-2 Loan” means a Loan made pursuant to Section 2.01(a)(iii). For the avoidance of doubt, the Refinancing Dollar Term-2 Loans constitute a tranche of Refinancing Term Loans hereunder. The Refinancing Dollar Term-2 Loans shall constitute Dollar Term-2 Loans for purposes of any Committed Loan Notice therefor and immediately after the funding thereof, for all purposes (i.e, the Refinancing Dollar Term-2 Loans and Dollar Term-2 Loans shall constitute one single Class and have the same terms and conditions, including, without limitation, those in respect of assignments, interest rates, maturity, prepayments and all other provisions under the Loan Documents).

“Refinancing Effective Date” has the meaning specified in Section 2.19.

“Refinancing Term Lender” has the meaning specified in Section 2.19.

“Refinancing Term Loan Amendment” has the meaning specified in Section 2.19.

“Refinancing Term Loans” has the meaning specified in Section 2.19.

“Register” has the meaning specified in Section 10.07(d).

Term-1 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(ii) The Dollar Term-2 Borrowings. Subject to the terms and conditions set forth herein, each Dollar Term-2 Lender severally agrees to make to the Borrower a single loan denominated in Dollars in a principal amount equal to such Term Lender’s Dollar Term-2 Commitment on the Amendment No. 2 Effective Date. Amounts borrowed under this Section 2.01(a)(ii) and repaid or prepaid may not be reborrowed. Dollar Term-2 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(iii) The Refinancing Dollar Term-2 Borrowings. Subject to the terms and conditions set forth herein, each Refinancing Dollar Term-2 Lender severally agrees to make to the Borrower a single loan denominated in Dollars in a principal amount equal to such Term Lender’s Refinancing Dollar Term-2 Commitment on the Amendment No. 4 Effective Date. Amounts borrowed under this Section 2.01(a)(iii) and repaid or prepaid may not be reborrowed. Refinancing Dollar Term-2 Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b) The Euro Term Borrowings. Subject to the terms and conditions set forth herein, each Euro Term Lender severally agrees to make to the Borrower a single loan (which will be converted into Extended Euro Term Loans and Non-Extended Euro Term Loans pursuant to Section 2.17(c) and Section 2.17(d)) denominated in Euros in a principal amount equal to such Term Lender’s Euro Term Commitment on the Closing Date. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Euro Term Loans must be Eurocurrency Rate Loans, as further provided herein.

(c) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans to the Borrower as elected by the Borrower pursuant to Section 2.02 (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day after the Closing Date until the Maturity Date (provided that each Revolving Credit Lender agrees to make the Initial Revolving Borrowing, at the request of the Borrower, on the Closing Date), in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that, after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(c), prepay under Section 2.05 and reborrow under this Section 2.01(c). Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

SECTION 2.02. Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the of payments hereunder, with such allocation being determined after giving effect to (1) any exchange pursuant to Section 2.16 of Revolving Credit Commitments and Revolving Credit Loans into Extended Revolving Credit Commitments and Extended Revolving Credit Loans, respectively, and (2) any such reduction of the Revolving Credit Commitments in respect of the applicable Specified Existing Revolving Credit Commitment Class).

SECTION 2.07. Repayment of Loans.

(a) Dollar Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of (i) the Dollar Term-1 Lenders (A) on the last Business Day of each March, June, September and December, commencing with the last Business Day of September 2007, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Dollar Term-1 Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (B) on the applicable Maturity Date for such Dollar Term-1 Loans, the aggregate principal amount of all such Dollar Term-1 Loans outstanding on such date and (ii) the Dollar Term-2 Lenders (A) on the last Business Day of March 2012, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Dollar Term-2 Loans outstanding on the Amendment No. 2 Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), (B) on the last Business Day of each March, June, September and December, commencing with the last Business Day of MarchJune 2012, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Dollar Term-2 Loans outstanding on the Amendment No. 24 Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (BC) on the Maturity Date for the Dollar Term-2 Loans, the aggregate principal amount of all Dollar Term-2 Loans outstanding on such date.”

(b) Euro Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Euro Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of September 2007, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Euro Term Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the applicable Maturity Date for such Euro Term Loans, the aggregate principal amount of all such Euro Term Loans outstanding on such date.

(c) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date.

(d) Swing Line Loans. The Borrower shall repay its Swing Line Loans on the earlier to occur of (i) the date five (5) Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

7.03(g) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xii) are customary restrictions contained in the Senior Notes Indenture, the Senior Subordinated Notes Indenture or the Subordinated Lien Facility and (xiii) arise in connection with cash or other deposits permitted under Section 7.01.

SECTION 7.10. Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, in a manner inconsistent with the uses set forth in the preliminary statements to this Agreement. The proceeds of the Dollar Term-2 Borrowing shall be used solely (i) to finance the consideration for the Aptuit Acquisition, (ii) to refinance the existing Indebtedness of the entities acquired by the Borrower in the Aptuit Acquisition and (iii) to pay any fees, costs and expenses incurred in connection with Amendment No. 2 and the Aptuit Acquisition. The proceeds of the Refinancing Dollar Term-2 Borrowing shall be used solely (i) to refinance the Non-Extended Dollar Term-1 Loans and (ii) to pay any fees, costs and expenses incurred in connection with such refinancing and Amendment No. 4.

SECTION 7.11. Accounting Changes. Make any change in fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 7.12. Prepayments, Etc. of Indebtedness.

(a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest and mandatory prepayments shall be permitted) the Senior Subordinated Notes, any subordinated Indebtedness incurred under Section 7.03(y) or 7.03(n) or any other Indebtedness that is or is required to be subordinated to the Obligations pursuant to the terms of the Loan Documents (collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) the refinancing thereof with the Net Cash Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if applicable, is permitted pursuant to Section 7.03(y)), to the extent not required to prepay any Loans or Facility pursuant to Section 2.05(b) or the prepayment thereof with Declined Proceeds, (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents, (iii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary to the extent permitted by the Collateral Documents and (iv) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount, together with the aggregate amount of (1) Restricted Payments made pursuant to Section 7.06(k) and (2) loans and advances to the Borrower made pursuant to Section 7.02(n), not to exceed the sum of (A) the greater of $100,000,000 and 2.5% of Total Assets, (B) the amount of the Net Cash